EXHIBIT 99.1
News Release

205 Crosspoint Parkway
Buffalo, NY 14068
Immediate Release
Columbus McKinnon Reports Financial Results for First Quarter Fiscal Year 2021
BUFFALO, NY, July 30, 2020 - Columbus McKinnon Corporation (Nasdaq: CMCO), a leading designer, manufacturer and marketer of motion control products, technologies and services for material handling, today announced financial results for its fiscal year 2021 first quarter, which ended June 30, 2020.
First Quarter Highlights (compared with prior-year period)
•Achieved positive operating income and cash generation despite 35% decline in revenue
•Delivered $1.8 million in operating income in quarter even as end markets were severely challenged due to COVID-19 pandemic; Adjusted operating income* was $5.0 million
•Generated $9.5 million in cash from operations and $8.4 million in free cash flow*
•Significant liquidity and low net debt leverage position Columbus McKinnon for Phase III of strategy as markets improve
David Wilson, President and CEO of Columbus McKinnon, commented, “I have been pleased with the performance of our leadership team and the effectiveness of the Blueprint for Growth strategy during these extraordinary times resulting from the global pandemic. The rapid actions taken to preserve liquidity, protect the enterprise and continue to make select investments in growth enabled respectable financial results despite the dramatic drop in demand. Even as volume measurably declined, we achieved gross margin of 32% given strategic pricing initiatives, footprint consolidations and overhead cost reductions. We were encouraged to see markets improve monthly from the trough in April through June and now into July, as order activity has increased.”
He added, “In this challenging environment, there are factors that we can control. We will continue to drive cost performance and improve our competitive positioning by advancing Phases II and III of the Blueprint for Growth strategy. We are prioritizing our efforts on a select set of initiatives to deliver organic growth and strategic development while advancing our 80/20 Process and operational excellence plans. In fact, even with the downturn in the first quarter, we realized $1.9 million in contribution to operating income from the 80/20 Process.”

*Adjusted operating income and free cash flow are non-GAAP measures. See accompanying discussion and reconciliation tables in this release regarding adjusted operating income. Free cash flow is defined as cash from operations minus capital expenditures.

Columbus McKinnon Reports Financial Results for First Quarter Fiscal Year 2021

July 30, 2020
First Quarter Fiscal 2021 Sales

($ in millions)	Q1 FY 21	Q1 FY 20	Change	% Change
Net sales	$139.1	$212.7	$(73.6)	(34.6)%

U.S. sales	$74.7	$116.7	$(42.0)	(36.0)%
% of total	54%	55%
Non-U.S. sales	$64.4	$96.0	$(31.6)	(32.9)%
% of total	46%	45%
The decline in sales for the quarter was the result of lower volume due to the global economic impact of the COVID-19 pandemic which more than offset a 1.1% price improvement. U.S. sales volume declines more than offset a 1.2% price improvement. Sales outside the U.S. were down on volume and a $2.0 million, or 2.0%, negative impact from foreign currency translation, which offset a 1.1% price improvement.
First Quarter Fiscal 2021 Operating Results

($ in millions)	Q1 FY 21	Q1 FY 20	Change	% Change
Gross profit	$44.8	$75.6	$(30.8)	(40.8)%
Gross margin	32.2%	35.5%	(330) bps
Income from operations	$1.8	$27.0	$(25.3)	(93.4)%
Operating margin	1.3%	12.7%	(1,140) bps
Net income (loss)	$(3.0)	$18.6	$(21.5)	NM
Diluted EPS	$(0.12)	$0.78	$(0.90)	NM
Adjusted EBITDA *	$12.1	$35.5	$(23.4)	(65.9)%
Adjusted EBITDA margin	8.7%	16.7%	(800) bps
*A non-GAAP measure, Adjusted EBITDA is defined as adjusted operating income plus depreciation and amortization. Please see the attached tables for a reconciliation of adjusted EBITDA to GAAP net income (loss).
Adjusted for the impacts of factory closures and business realignment costs, income from operations was $5.0 million, or 3.6% of sales. Decremental adjusted operating income leverage was just 31%, improved over historic decremental leverage during dramatic recessionary environments. (See the reconciliation of GAAP income from operations to adjusted income from operations on page 10 of this release.) Net loss for the quarter was $3.0 million which included a $2.7 million non-cash pension settlement charge related to the termination of a U.S. pension plan.
Adjusted EBITDA margin was 8.7% for the quarter reflecting the benefits of the Company’s self-help improvement efforts in austere market conditions. (See the reconciliation of GAAP net income to adjusted EBITDA on page 12 of this release.)
Second Quarter Fiscal 2021 Outlook
Mr. Wilson concluded, “We are executing efficiently as we ramp up to meet improving demand, notably in the U.S. and Europe, our largest geographic markets. While order rates have been growing, we are carefully monitoring our customer landscape and will take additional actions if necessary to achieve our objectives.”
Currently, Columbus McKinnon expects second quarter fiscal 2021 revenue to improve sequentially to a range of approximately $150 million to $160 million at current exchange rates and to continue to generate positive operating income and free cash flow.

Columbus McKinnon Reports Financial Results for First Quarter Fiscal Year 2021

July 30, 2020
Teleconference/webcast
Columbus McKinnon will host a conference call and live webcast Thursday, July 30, 2020 at 10:00 AM Eastern Time, at which management will review the Company’s financial results and strategy. The review will be accompanied by a slide presentation, which will be available on Columbus McKinnon’s website at investors.columbusmckinnon.com. A question and answer session will follow the formal discussion.
The conference call can be accessed by dialing 201-493-6780. The listen-only audio webcast can be monitored at https://investors.columbusmckinnon.com. To listen to the archived call, dial 412-317-6671 and enter the passcode 13705871. The telephonic replay will be available from 1:00 PM Eastern Time on the day of the call through Thursday, August 6, 2020. Alternatively, an archived webcast of the call can be found on the Company’s website. In addition, a transcript of the call will be posted to the website once available.
About Columbus McKinnon
Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of motion control products, technologies, systems and services that efficiently and ergonomically move, lift, position and secure materials. Key products include hoists, actuators, rigging tools, light rail work stations and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at www.columbusmckinnon.com.
Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future sales and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including the impact of Covid-19 and the Company’s efforts to reduce costs, maintain liquidity and generate cash in the current pandemic, the effectiveness of the Company’s 80/20 Process to simplify operations, the ability of the Company’s Operational Excellence initiatives to drive profitability, the Company’s ability to grow market share, the ability to achieve revenue expectations, global economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the ability to expand into new markets and geographic regions, and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.
Contacts:

Gregory P. Rustowicz	Investor Relations:
Vice President - Finance and Chief Financial Officer	Deborah K. Pawlowski
Columbus McKinnon Corporation	Kei Advisors LLC
716-689-5442	716-843-3908
greg.rustowicz@cmworks.com	dpawlowski@keiadvisors.com
Financial tables follow.

Columbus McKinnon Reports Financial Results for First Quarter Fiscal Year 2021

July 30, 2020
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Three Months Ended
	June 30, 2020	June 30, 2019	Change
Net sales	$139,070	$212,712	(34.6)%
Cost of products sold	94,273	137,100	(31.2)%
Gross profit	44,797	75,612	(40.8)%
Gross profit margin	32.2%	35.5%
Selling expenses	18,695	22,755	(17.8)%
% of net sales	13.4%	10.7%
General and administrative expenses	18,429	19,600	(6.0)%
% of net sales	13.3%	9.2%
Research and development expenses	2,769	2,792	(0.8)%
% of net sales	2.0%	1.3%
Loss on sales of businesses	—	169	NM
Amortization of intangibles	3,115	3,253	(4.2)%
Income from operations	1,789	27,043	(93.4)%
Operating margin	1.3%	12.7%
Interest and debt expense	3,188	3,852	(17.2)%
Investment (income) loss	(577)	(302)	91.1%
Foreign currency exchange (gain) loss	84	(410)	NM
Other (income) expense, net	3,026	162	1,767.9%
Income (loss) before income tax expense (benefit)	(3,932)	23,741	NM
Income tax expense (benefit)	(963)	5,162	NM
Net income (loss)	$(2,969)	$18,579	NM

Average basic shares outstanding	23,802	23,431	1.6%
Basic income (loss) per share	$(0.12)	$0.79	NM

Average diluted shares outstanding	23,802	23,777	0.1%
Diluted income (loss) per share	$(0.12)	$0.78	NM

Columbus McKinnon Reports Financial Results for First Quarter Fiscal Year 2021

July 30, 2020
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2020	March 31, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$152,236	$114,450
Trade accounts receivable	96,464	123,743
Inventories	124,572	127,373
Prepaid expenses and other	19,662	17,180
Total current assets	392,934	382,746

Property, plant, and equipment, net	76,662	79,473
Goodwill	322,914	319,679
Other intangibles, net	217,109	217,962
Marketable securities	7,510	7,322
Deferred taxes on income	26,044	26,281
Other assets	59,416	59,809
Total assets	$1,102,589	$1,093,272

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$38,940	$57,289
Accrued liabilities	91,896	93,585
Current portion of long-term debt	29,450	4,450
Total current liabilities	160,286	155,324

Term loan and revolving credit facility	246,268	246,856
Other non-current liabilities	229,433	227,507
Total liabilities	635,987	629,687

Shareholders’ equity:
Common stock	239	238
Additional paid-in capital	288,583	287,256
Retained earnings	287,472	290,441
Accumulated other comprehensive loss	(109,692)	(114,350)
Total shareholders’ equity	466,602	463,585
Total liabilities and shareholders’ equity	$1,102,589	$1,093,272

Columbus McKinnon Reports Financial Results for First Quarter Fiscal Year 2021

July 30, 2020
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Statements of Cash Flows - UNAUDITED
(In thousands)

	Three Months Ended
	June 30, 2020	June 30, 2019
Operating activities:
Net income (loss)	$(2,969)	$18,579
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	7,081	7,403
Deferred income taxes and related valuation allowance	(1,500)	415
Net loss (gain) on sale of real estate, investments, and other	(494)	(268)
Stock based compensation	2,071	1,556
Amortization of deferred financing costs	665	665
Loss on sales of businesses	—	169
Non-cash pension settlement expense	2,722	—
Non-cash lease expense	1,876	1,952
Changes in operating assets and liabilities, net of effects of business acquisitions and divestitures:
Trade accounts receivable	27,955	(5,827)
Inventories	3,924	(3,879)
Prepaid expenses and other	(2,766)	(1,755)
Other assets	(39)	107
Trade accounts payable	(18,248)	(6,800)
Accrued liabilities	(7,926)	(6,322)
Non-current liabilities	(2,836)	(8,155)
Net cash provided by (used for) operating activities	9,516	(2,160)

Investing activities:
Proceeds from sales of marketable securities	1,034	636
Purchases of marketable securities	(880)	(1,039)
Capital expenditures	(1,088)	(1,854)
Proceeds from pending sale of building	6,363	—
Proceeds from sale of equipment	—	51
Net (payments) proceeds from sales of businesses	—	(214)
Net cash provided by (used for) investing activities	5,429	(2,420)

Financing activities:
Proceeds from issuance of common stock	185	980
Borrowings (repayments) under line-of-credit agreements	25,000	—
Repayment of debt	(1,112)	(10,000)
Payment of dividends	(1,427)	(1,404)
Other	(927)	(518)
Net cash provided by (used for) financing activities	21,719	(10,942)

Effect of exchange rate changes on cash	1,122	145

Net change in cash and cash equivalents	37,786	(15,377)
Cash, cash equivalents, and restricted cash at beginning of year	114,700	71,343
Cash, cash equivalents, and restricted cash at end of period	$152,486	$55,966

Columbus McKinnon Reports Financial Results for First Quarter Fiscal Year 2021

July 30, 2020
COLUMBUS McKINNON CORPORATION
Q1 FY 2021 Sales Bridge

	Quarter
($ in millions)	$ Change	% Change
Fiscal 2020 Sales	$212.7
Volume	(74.0)	(34.8)%
Pricing	2.4	1.1%
Foreign currency translation	(2.0)	(0.9)%
Total change	$(73.6)	(34.6)%
Fiscal 2021 Sales	$139.1

COLUMBUS McKINNON CORPORATION
Q1 FY 2021 Gross Profit Bridge

($ in millions)	Quarter
Fiscal 2020 Gross Profit	$75.6
Pricing, net of material cost inflation	2.4
Tariffs	0.7
Insurance settlement	(0.3)
Business realignment costs	(0.3)
Foreign currency translation	(0.6)
Factory closures	(1.4)
Productivity, net of other cost changes	(4.3)
Sales volume and mix	(27.0)
Total change adjusted for divestitures	$(30.8)
Fiscal 2021 Gross Profit	$44.8

Columbus McKinnon Reports Financial Results for First Quarter Fiscal Year 2021

July 30, 2020
COLUMBUS McKINNON CORPORATION
Additional Data - UNAUDITED

	June 30, 2020		March 31, 2020		June 30, 2019
($ in millions)
Backlog	$130.7		$131.0		$148.2
Long-term backlog
Expected to ship beyond 3 months	$52.8		$49.1		$53.9
Long-term backlog as % of total backlog	40.4%		37.5%		36.4%

Trade accounts receivable
Days sales outstanding	63.1	days	59.4	days	58.0	days

Inventory turns per year
(based on cost of products sold)	3.0	turns	3.9	turns	3.6	turns
Days' inventory	120.6	days	94.3	days	100.6	days

Trade accounts payable
Days payables outstanding	37.6	days	42.3	days	26.7	days

Working capital as a % of sales (1)	14.9%		14.5%		19.3%

Debt to total capitalization percentage	37.1%		35.2%		39.1%

Debt, net of cash, to net total capitalization	20.9%		22.8%		34.2%
(1) June 30, 2019 figure excludes the Tire Shredder business, which was divested on December 28, 2018, and Crane Equipment & Service, Inc. (CES) and Stahlhammer Bommern GmbH (STB), each of which were divested on February 28, 2019.

U.S. Shipping Days by Quarter
	Q1	Q2	Q3	Q4	Total
FY 21	63	64	61	63	251

FY 20	63	63	61	64	251

Columbus McKinnon Reports Financial Results for First Quarter Fiscal Year 2021

July 30, 2020
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Gross Profit to
Non-GAAP Adjusted Gross Profit and Adjusted Gross Margin
($ in thousands, except per share data)

	Three Months Ended June 30,
	2020	2019
Gross profit	$44,797	$75,612
Add back (deduct):
Factory closures	1,928	506
Business realignment costs	329	—
Insurance settlement	—	(290)
Non-GAAP adjusted gross profit	$47,054	$75,828

Sales	$139,070	$212,712
Adjusted gross margin	33.8%	35.6%

Adjusted gross profit is defined as gross profit as reported, adjusted for certain items. Adjusted gross profit is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted gross profit, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's gross profit to the historical periods' gross profit, as well as facilitates a more meaningful comparison of the Company’s gross profit to that of other companies.

Columbus McKinnon Reports Financial Results for First Quarter Fiscal Year 2021

July 30, 2020
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Income from Operations to
Non-GAAP Adjusted Income from Operations and Adjusted Operating Margin
($ in thousands, except per share data)

	Three Months Ended June 30,
	2020	2019
Income from operations	$1,789	$27,043
Add back (deduct):
Factory closures	2,256	1,027
Business realignment costs	821	—
Insurance recovery legal costs	141	139
Loss on sales of businesses	—	169
Insurance settlement	—	(290)
Non-GAAP adjusted income from operations	$5,007	$28,088

Sales	$139,070	$212,712
Adjusted operating margin	3.6%	13.2%

Adjusted income from operations is defined as income from operations as reported, adjusted for certain items. Adjusted income from operations is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted income from operations, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's income from operations to the historical periods' income from operations, as well as facilitates a more meaningful comparison of the Company’s income from operations to that of other companies.

Columbus McKinnon Reports Financial Results for First Quarter Fiscal Year 2021

July 30, 2020
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income and Diluted Earnings per Share to
Non-GAAP Adjusted Net Income and Diluted Earnings per Share
($ in thousands, except per share data)

	Three Months Ended June 30,
	2020	2019
Net income (loss)	$(2,969)	$18,579
Add back (deduct):
Non-cash pension settlement expense	2,722	—
Factory closures	2,256	1,027
Business realignment costs	821	—
Insurance recovery legal costs	141	139
Loss on sales of businesses	—	169
Insurance settlement	—	(290)
Normalize tax rate to 22% (1)	(1,405)	(291)
Non-GAAP adjusted net income	$1,566	$19,333

Average diluted shares outstanding	23,922	23,777

Diluted income per share - GAAP	$(0.12)	$0.78

Diluted income per share - Non-GAAP	$0.07	$0.81
(1) Applies a normalized tax rate of 22% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted net income and diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items and at a normalized tax rate. Adjusted net income and diluted EPS are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable to the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted net income and diluted EPS, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's net income and diluted EPS to the historical periods' net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies.

Columbus McKinnon Reports Financial Results for First Quarter Fiscal Year 2021

July 30, 2020
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
($ in thousands)

	Three Months Ended June 30,
	2020	2019
Net income (loss)	$(2,969)	$18,579
Add back (deduct):
Income tax expense (benefit)	(963)	5,162
Interest and debt expense	3,188	3,852
Investment (income) loss	(577)	(302)
Foreign currency exchange (gain) loss	84	(410)
Other (income) expense, net	3,026	162
Depreciation and amortization expense	7,081	7,403
Factory closures	2,256	1,027
Business realignment costs	821	—
Insurance recovery legal costs	141	139
Loss on sales of businesses	—	169
Insurance settlement	—	(290)
Non-GAAP adjusted EBITDA	$12,088	$35,491

Sales	$139,070	$212,712
Adjusted EBITDA margin	8.7%	16.7%

Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted EBITDA, is important for investors and other readers of the Company’s financial statements.